Exhibit 99.1

Contacts:	Christine Rogers Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com

HMS HOLDINGS CORP. ANNOUNCES Q4 AND FULL YEAR 2011 RESULTS

Full Year GAAP EPS Increases 27.7% after adjusting for HDI Acquisition

NEW YORK, N.Y., February 17, 2012—HMS Holdings Corp. (NASDAQ: HMSY) today announced financial results for its fourth quarter and full year ended December 31, 2011.

Revenue for the fourth quarter of 2011 increased 14.3% to $99.7 million, compared with $87.2 million for the same period a year ago.  Net income decreased 9.9% to $11.1 million or $0.13 per diluted common share for the fourth quarter of 2011, compared to net income of $12.4 million or $0.14 per diluted common share during the fourth quarter of the prior year. After adjusting for revenue and expenses related to the December 16, 2011 acquisition of HealthDataInsights (“HDI”), net income for the quarter increased 26.2% from the prior year to $15.6 million and earnings per diluted common share increased 28.6% from the prior year to $0.18 per diluted common share.

For the full year 2011, the Company reported revenue of $363.8 million, a 20.1% increase over 2010 revenue of $302.9 million. Also for the full year, the Company reported net income increased 19.2% to $47.8 million or $0.55 per diluted common share, versus net income of $40.1 million or $0.47 per diluted common share in the prior year.  After adjusting for revenue and expenses related to the acquisition of HDI, net income for 2011 increased 30.3% from the prior year to $52.2 million and earnings per diluted common share increased 27.7% from the prior year to $0.60 per diluted common share.

“We made tremendous progress in 2011 on our multi-year plan to diversify our market and product portfolio and create a platform for continued growth,” said Bill Lucia, Chief Executive Officer of HMS.  We established ourselves as the Medicaid RAC market leader, securing 17 contracts for RAC and RAC-like services. Despite slower than anticipated implementation by CMS and by the states of the Medicaid RAC program nationally, we are well positioned to meet our revenue growth targets from this sector over the long term.”

Lucia continued, “In addition, with the purchase of HDI we completed what we believe will be a transformational acquisition. HDI accelerates our entry into the commercial market and establishes a major presence in the Medicare space.”

HMS will be hosting its fourth quarter and full year 2011 conference call and webcast with the investment community on Friday, February 17, 2012 at 9:00 am Eastern Time.  Individuals can access the webcast at http://investor.hms.com/events.cfm or listen to the call at 1-877-723-9511.  International participants can listen to the call at 719-325-4767.

The webcast will be archived on the website.  Individuals can access the webcast at http://investor.hms.com/events.cfm or listen to the replay at 1-888-203-1112.  International participants can listen to the replay at 1-719-457-0820.  The passcode is 5247065. The replay will be available at 12 p.m. ET on February 17 through 11:59 p.m. ET on February 25, 2012.

The HMS Form 10-K for the year ended December 31, 2011 will be filed and available on our website at http://investor.hms.com on or about February 29, 2012 and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5986.

HMS Holdings Corp. (NASDAQ: HMSY) is the nation’s leader in coordination of benefits and program integrity services for payors of healthcare services.  HMS’s clients include health and human services programs in 43 states; commercial programs, including commercial plans, employers, and 137 Medicaid managed care plans; the Centers for Medicare & Medicaid Services (CMS); and Veterans Administration facilities.  As a result of the Company’s services, clients recover over $1 billion annually, and save billions of dollars more in the prevention of erroneous payments.

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Use of Non-GAAP Financials

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense.  EBITDA is a measure commonly used by the capital markets to value enterprises.  EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure.  Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.

This press release also includes presentations of financial results excluding the financial impact of the HDI related transactions during the fourth quarter of 2011.

The press release containing the reconciliation to GAAP measures is available on the Investor Section of our website.

The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons.  The Company’s management believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance.  This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business.  This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts.  Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance.  In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to: our ability to successfully integrate HDI’s operations; the development by competitors of new or superior services or products or the entry into the market of new competitors; all the risks inherent in the development, introduction, and implementation of new products and services; the loss of a major customer, compliance with the covenants and obligations under the terms of our new credit facility, our ability to generate sufficient cash to cover our interest and principal payments under our new credit facility, customer dissatisfaction or early termination of customer contracts triggering significant costs or liabilities; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the reimbursement process and reduce the need for and price of our services; government regulatory, political and budgetary pressures that could affect the procurement practices and operations of healthcare organizations, reducing the demand for our services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse.  A further description of risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our most recently filed Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, copies a copy of which may be obtained from the Company’s website at www.hms.com under the “Investor Relations” tab.  Any forward-looking statements made by us in this presentation speak only as of the date of this presentation.  Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

HMS HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(In thousands, except per share amounts)

(unaudited)

	Three months ended Dec. 31,		Year ended Dec. 31,
	2011	2010	2011	2010
Revenue	$99,667	$87,167	$363,826	$302,867

Cost of services:
Compensation	32,009	30,011	126,613	106,402
Data processing	6,511	5,309	23,118	17,997
Occupancy	3,725	3,685	15,053	13,323
Direct project costs	11,971	9,870	42,517	35,482
Other operating costs	4,606	4,788	18,054	16,515
Amortization of acquisition related software and intangibles	3,402	1,651	8,450	6,217
Total cost of services	62,224	55,314	233,805	195,936

Selling, general & administrative expenses	17,218	11,288	49,150	40,187
Total operating expenses	79,442	66,602	282,955	236,123
Operating income	20,225	20,565	80,871	66,744

Interest expense	(540)	(24)	(605)	(94)
Other income/(expense)	(82)	(38)	632	(69)
Interest income	15	21	65	94
Income before income taxes	19,618	20,524	80,963	66,675
Income taxes	8,487	8,169	33,178	26,583

Net Income	$11,131	$12,355	$47,785	$40,092

Net income per common share:
Basic	$0.13	$0.15	$0.56	$0.49
Diluted	$0.13	$0.14	$0.55	$0.47

Weighted average shares:
Basic	84,619	82,933	84,588	81,762
Diluted	87,386	86,151	87,444	85,375

HMS HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(unaudited)

	December 31, 2011	December 31, 2010
Assets
Current Assets:
Cash and cash equivalents	$97,003	$94,836
Accounts receivable, net of allowance of $1,158 and $799 at December 31, 2011 and 2010, respectively	112,505	75,123
Prepaid expenses	6,602	5,521
Prepaid income taxes	2,418	3,533
Deferred financing costs	3,689	—
Other current assets	5,793	371
Net deferred tax asset	2,198	664
Total current assets	230,208	180,048

Property and equipment, net	127,177	44,713
Goodwill, net	361,786	107,414
Intangible assets, net	132,740	19,826
Deferred financing costs, long term	9,203	—
Other assets	837	904
Total assets	$861,951	$352,905
Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable, accrued expenses and other liabilities	$40,546	$32,502
Contingent payables	2,300	—
Current portion of term loan	17,500	—
Total current liabilities	60,346	32,502

Long-term liabilities:
Contingent payables	—	2,573
Deferred rent	1,085	1,842
Term loan	332,500	—
Other liabilities	2,423	2,582
Deferred tax liabilities	74,360	5,768
Total long-term liabilities	410,368	12,765
Total liabilities	470,714	45,267

Shareholders’ Equity:
Preferred Stock - $. 01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock - $ .01 par value; 125,000,000 shares authorized; 90,575,837 shares issued and 85,587,299 shares outstanding at December 31, 2011; 88,341,546 shares issued and 83,353,008 shares outstanding at December 31, 2010;	906	883
Capital in excess of par value	240,241	204,450
Retained earnings	159,487	111,702
Treasury stock, at cost; 4,988,538 shares at December 31, 2011 and December 31, 2010	(9,397)	(9,397)

Total shareholders’ equity	391,237	307,638
Total liabilities and shareholders’ equity	$861,951	$352,905

HMS HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years ended December 31, 2011 and 2010

(In thousands)

(unaudited)

	2011	2010
Operating activities:
Net income	$47,785	$40,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,435	15,908
Stock-based compensation expense	8,376	7,544
Deferred income taxes	1,818	2,316
Increase in allowance for doubtful accounts	359	197
Loss on disposal of fixed assets	267	23
Change in fair value of contingent payables	(273)	273
Changes in assets and liabilities:
Increase in accounts receivable	(24,551)	(9,657)
Decrease in prepaid expenses, prepaid income taxes and other current assets	618	1,061
Decrease in other assets	113	90
(Decrease)/Increase in accounts payable, accrued expenses and other liabilities	(218)	4,078
Net cash provided by operating activities	56,729	61,925

Investing activities:
Purchases of property and equipment	(18,477)	(15,603)
Purchases of building and land	—	(9,886)
Acquisition of HDI	(349,889)	—
Acquisition of Chapman Kelly	—	(13,001)
Acquisition of AMG-SIU	161	(13,000)
Acquisition of Verify Solutions	(500)	(148)
Acquisition of Prudent Rx	(350)	—
Investment in certificate of deposit	(4,809)	—
Investment in capitalized software	(1,857)	(2,023)
Net cash used in investing activities	(375,721)	(53,661)

Financing activities:
Repayment of term loan	(39,480)	—
Proceeds from term loan	337,292	—
Deferred financing costs	(292)	—
Proceeds from exercise of stock options	12,744	9,128
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(1,156)	—
Excess tax benefit from exercised stock options	12,051	12,581
Net cash provided by financing activities	321,159	21,709
Net increase in cash and cash equivalents	2,167	29,973

Cash and cash equivalents at beginning of year	94,836	64,863

Cash and cash equivalents at end of year	$97,003	$94,836

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$17,474	$10,949
Cash paid for interest	$109	$70
Supplemental disclosure of noncash investing activities:
Tenant improvement allowance	$—	$202
Accrued property and equipment purchases	$5,294	$2,804
Accrued acquisition related contingent consideration	$—	$2,573
Issuance of replacement awards in connection with HDI acquisition	$3,799	$—

HMS HOLDINGS CORP. AND SUBSIDIARIES

Reconciliation of net income to EBITDA and adjusted EBITDA

(In thousands)

(unaudited)

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share-based compensation expense (adjusted EBITDA) was $30.1 million for the fourth quarter of 2011, an increase of 10.9% over the same period a year ago.  Adjusted EBITDA for the fiscal year 2011 was $112.3 million, an increase of 24.6% over fiscal year 2010.

Reconciliation of net income to EBITDA and adjusted EBITDA	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net Income	$11,131	$12,355	$47,785	$40,092

Net interest expense	525	3	540	—
Income taxes	8,487	8,169	33,178	26,583
Depreciation and amortization	7,505	4,430	22,435	15,908

Earnings before interest, taxes, depreciation and amortization (EBITDA)	27,648	24,957	103,938	82,583
Share-based compensation expense	2,492	2,210	8,376	7,544
Adjusted EBITDA	$30,140	$27,167	$112,314	$90,127

HMS HOLDINGS CORP. AND SUBSIDIARIES

Reconciliation of Earnings Without the HDI Transaction and Related Cost

(In thousands, except per share amounts)

(unaudited)

		Total	HDI & Related Cost	Without HDI
Q4 FY2011	Revenue	99,668	(2,179)	97,489
	Expense	79,442	(7,779)	71,663
	Other income/(expense)	607	(652)	(45)
	Income before taxes	19,619	6,252	25,871
	Taxes	8,488	1,795	10,283
	Net Income	11,131	4,457	15,588
	Diluted EPS	0.13	0.05	0.18
	Denominator	87,386	87,386	87,386

FY 2011	Revenue	363,826	(2,179)	361,647
	Expense	282,956	(7,779)	275,177
	Other income/(expense)	(92)	(652)	(744)
	Income before taxes	80,962	6,252	87,214
	Taxes	33,178	1,795	34,973
	Net Income	47,784	4,457	52,241
	Diluted EPS	0.55	0.05	0.60
	Denominator	87,444	87,444	87,444